EXHIBIT 10.28









                             POWER SUPPLY AGREEMENT


                                     BETWEEN


                         THE UNITED ILLUMINATING COMPANY

                                       AND


                            WISVEST-CONNECTICUT, LLC


                              DATED APRIL 16, 1999

                                TABLE OF CONTENTS

                                                                         Page

ARTICLE 1.      Definitions                                                5

ARTICLE 2.      Term                                                      10

ARTICLE 3.      Required Approvals and Conditions Precedent               11

ARTICLE 4.      Obligations and Responsibilities                          11

ARTICLE 5.      Price                                                     13

ARTICLE 6.      Delivery of Electricity                                   13

ARTICLE 7.      Billing and Payments                                      16

ARTICLE 8.      Security Guaranty                                         18

ARTICLE 9.      Termination                                               18

ARTICLE 10.     Force Majeure                                             19

ARTICLE 11.     Assignment                                                20

ARTICLE 12.     Successors and Assigns                                    21

ARTICLE 13.     Default and Termination                                   21

ARTICLE 14.     Indemnification, Limitation of Damages and Liability      24

ARTICLE 15.     Resolution of Disputes                                    28

ARTICLE 16.     Interpretation                                            31

ARTICLE 17.     Severability                                              32

ARTICLE 18.     Auditing of Accounts and Records                          32

ARTICLE 19.     Regulation                                                32

ARTICLE 20.     Notices                                                   33

ARTICLE 21.     Miscellaneous                                             34

                             POWER SUPPLY AGREEMENT


         This POWER SUPPLY AGREEMENT (the  "Agreement") is made and entered into as of the 16th day of  April,  1999,  by and  between  The  United  Illuminating

Company   ("UI"   or   the   "Company"),   a   Connecticut   Corporation,    and

Wisvest-Connecticut,  LLC, a Connecticut limited liability company ("Supplier"),

(hereinafter sometimes referred to individually as a "Party" and collectively as

"Parties").


         WHEREAS,  the Company owns  electric  facilities  and is engaged in the generation, purchase, transmission,  distribution and sale of electric energy in the State of Connecticut; and


         WHEREAS,   the  State  of  Connecticut  enacted  an  electric  industry restructuring  statute entitled "An Act Concerning  Electric  Restructuring"  on

April 29, 1998 (the "Act"),  which Act provides that after December 31, 1999, up to thirty-five  percent (35%) of the Company's retail customers  residing within

UI's service territory in a "distressed  municipality" as defined by the Act may choose to purchase  electricity  from other  suppliers,  and that after June 30,

2000, all of the Company's retail  customers may choose to purchase  electricity from other suppliers,  or such customers may,  instead,  purchase Standard Offer

Service from the Company after December 31, 1999; and


         WHEREAS,   the  Company  is  required  by  the  Act  to  provide   firm

all-requirements  electric  service  to all  retail  customers  in  its  service territory  through December 31, 1999, and thereafter until December 31, 2003, to any retail  customer that is eligible for and is taking  electric  service under

UI's Standard  Offer Service Tariff filed with and approved by the CDPUC or such other similar Company tariff approved by the CDPUC for those Customers that have not chosen an alternate supplier of electricity; and

         WHEREAS,  the Act encourages  Connecticut electric companies to sell or otherwise divest their electric generating assets to other entities; and


         WHEREAS, the Company and Supplier have entered into a Purchase and Sale

Agreement dated October 2, 1998, pursuant to which Supplier has acquired certain generation  assets  (the  "Assets")  from the  Company,  as further  defined and described in Section 2.1 of the Purchase and Sale Agreement; and


         WHEREAS,  the Company and Supplier  desire that  Supplier  shall supply electric capacity, energy and other generation-related  products required by the

Restated  NEPOOL  Agreement,  the NEPOOL  Tariff  and the ISO to the  Company to

enable the Company to fulfill its obligation to provide Retail Service to retail customers in its service territory through December 31, 1999; and


         WHEREAS,  the Company and Supplier  desire that  Supplier  shall supply electric capacity, energy and other generation-related  products required by the

Restated  NEPOOL  Agreement,  the NEPOOL  Tariff  and the ISO to the  Company to

enable the Company to fulfill its  obligation to provide  Standard Offer Service to retail  customers in its service  territory for the period  January 1 through

June 30, 2000; and


         WHEREAS,  by entering into this  Agreement,  Supplier agrees to deliver and sell and the Company agrees to receive and pay for electric capacity, energy and other generation-related products required by the Restated NEPOOL Agreement,

the  NEPOOL  Tariff and by the ISO  provided  in  accordance  with the terms and conditions of this Agreement and the Appendices.


         NOW,  THEREFORE,  in  consideration  of the  foregoing  and the  mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the
receipt and  sufficiency of which are hereby  acknowledged  by the Parties,  the

Company and Supplier agree as follows:


ARTICLE 1.            Definitions
                      -----------

         Whenever used in this  Agreement,  the  following  words and terms with initial letters capitalized shall have the following meanings:


         "Act" means the Connecticut  electric  industry  restructuring  statute
          ---
entitled "An Act Concerning Electric  Restructuring," enacted April 29, 1998, as amended from time to time.


         "Agreement"   means  this  Power  Supply   Agreement,   including   its
          ---------
Appendices, as amended from time to time.


     "Assets"  has the meaning set forth in Section 2.1 of the Purchase and Sale
      ------
Agreement.


     "Business Day" means a day other than  Saturday,  Sunday or a day on which:
      ------------
(i) banks are legally  closed for business in the State of New York;  or (ii) UI is closed for business.


     "Closing" has the meaning set forth in Section 2.4 of the Purchase and Sale
      -------
Agreement.


     "Closing Date" has the meaning set forth in Section 2.4 of the Purchase and
      ------------
Sale Agreement.


     "Company's Transmission System" means the electrical transmission system of
      -----------------------------
UI, but not including UI's PTF.


     "CDPUC" means the Connecticut  Department of Public Utility Control, or its
      -----
successor.

         "Delivered Energy" means the kilowatt-hours  delivered to the meters of
          ----------------
those retail  customers for whom the Company is responsible for providing Retail

Service or Standard  Offer  Service  through  Company's  purchase  of  Wholesale

Transition Service from Supplier.


         "Delivery Point" means the point or points of  interconnection  between
          --------------
the Company's Transmission System and the transmission system owned by Northeast

Utilities as of the effective date of this Agreement.


         "Estimation  Process" means the process described in Appendix A of this
          -------------------
Agreement for estimating the portion of Retail Service or Standard Offer Service provided by Supplier.


         "FERC" means the Federal Energy Regulatory Commission or its successor.
          ----

         "Force  Majeure"  means any cause,  event,  condition  or  circumstance
          --------------
beyond a Party's  reasonable  control,  including,  without  limitation,  storm,

flood, lightning, drought, earthquake, fire, explosion, civil disturbance, labor dispute,  act of God or the  public  enemy,  or  action  of a  court  or  public authority;  provided,  that a cause,  event,  condition or circumstance shall be deemed to constitute a Force  Majeure only to the extent that the cause,  event,

condition or circumstance (i) directly adversely affects the availability of the transmission  or  distribution  facility of NEPOOL or the Company such that said facilities  are  not  available  for  delivery  by the  Supplier  of some or all

Wholesale  Transition  Service or Retail Assets  Requirements  to the Company or

(ii) directly adversely affects the delivery of Retail Service or Standard Offer

Service  by the  Company  to some or all of the  Company's  customers.  A cause,

event, condition or circumstance
affecting  the  availability  of,  or cost of  generating  electricity  at,  any particular  electric  generating  facility shall not be considered to be a Force

Majeure  for  purposes  of  this  Agreement.   A  cause,  event,   condition  or

circumstance  that merely causes an economic  hardship to either Party shall not be deemed a Force Majeure.


         "Good Utility  Practices" means any of the practices,  methods and acts
          -----------------------
engaged in or approved by a significant portion of the electric utility industry in the  geographic  region covered by the North  American  Electric  Reliability

Council (or any successor entity) during the relevant time period, or any of the practices, methods or acts that, in the exercise of reasonable judgment in light of the facts known at the time the decision was made,  could have been  expected to  accomplish  the desired  result at a reasonable  cost  consistent  with good business practices,  reliability,  safety and expedition. Good Utility Practices is not  intended  to be limited to the  optimum  practice,  method or act to the exclusion of all others, but rather to be acceptable practices,  methods or acts generally accepted in the region.


         "ISO" means ISO New England,  Inc.,  the  independent  system  operator
          ---
established in accordance with the Restated NEPOOL  Agreement,  or its designees or successor.


         "ISO Tariff" means the tariff filed by the ISO with FERC  pertaining to
          ----------
recovery of  administrative,  operating  and  maintenance,  and other costs,  as amended from time to time,  on file at FERC and in effect at the time the action in question is taken.


         "NEPOOL" means the New England Power Pool, or its successor.
          ------

         "NEPOOL Tariff" means the NEPOOL Open Access  Transmission  Tariff,  as
          -------------
amended  from  time to time,  on file at the FERC and in  effect at the time the action in question is taken.

     "NEPOOL  Transmission  System"  means  the  PTF,  i.e.,  Pool  Transmission
      ----------------------------
Facilities.


     "Parties" means the Company and Supplier collectively, and their respective
      -------
successors and assigns.


         "Party"  means either the Company or Supplier as the context  requires,
          -----
and their respective successors and assigns.


         "Price"  means the amount per  kilowatt-hour  to be paid for  Delivered
          -----
Energy set forth in Article 5.


         "PTF" means the facilities categorized as Pool Transmission  Facilities
          ---
as defined in the Restated NEPOOL Agreement.


         "Purchase  and Sale  Agreement"  means the Purchase and Sale  Agreement
          -----------------------------
dated October 2, 1998,  between UI and Supplier  governing the sale and transfer of the Assets from UI to Supplier.


         "Restated NEPOOL  Agreement" means the New England Power Pool Agreement
          --------------------------
dated  December 31, 1996,  as amended from time to time,  on file at FERC and in effect at the time the action in question is taken.


         "Retail Service" means firm,  all-requirements  electric service to the
          --------------
Company's  retail  customers  currently taking service under UI's retail service tariffs, as presently in effect and as amended from time to time. Under the Act,

the Company  currently is obligated to provide  Retail  Service until January 1,

2000.

         "Retained  Assets"  shall mean the  Company's  ownership  interests  in
          ----------------
Seabrook  Station,  Seabrook,  New  Hampshire,  Millstone  Station  Unit No.  3,

Waterford,  Connecticut,  and its purchased power agreements with the Bridgeport

RESCO, Shelton Landfill and Derby Hydroelectric  independent power producers and with Hydro-Quebec.


         "Retained  Assets  Requirements"  means the  provision of the installed
          ------------------------------
capability,   operable   capability,   10-minute  spinning  reserve,   10-minute

non-spinning reserve,  30-minute operating reserve, automatic generation control and any  other  generation-related  requirements  and  products  defined  in the

Restated  NEPOOL  Agreement or NEPOOL  Tariff or otherwise  necessary to fulfill

NEPOOL  or ISO  obligations,  now or in the  future,  and any  costs  or  losses relating thereto, associated with the amount of Retail Service or Standard Offer

Service that the Company will provide using its Retained  Assets,  to the extent that such  requirements  and products  are not provided by the Retained  Assets.

Retained Assets  Requirements  shall not include any energy  associated with the operable capability of the Retained Assets.


         "Standard Offer Service" means firm,  all-requirements electric service
          ----------------------
to the Company's  retail  customers  taking  service  under UI's Standard  Offer

Service  Tariff.  Under the Act,  the Company  currently  will be  obligated  to provide Standard Offer Service beginning on January 1, 2000.


         "Standard  Offer Service  Tariff" refers to the "standard  offer" to be
          -------------------------------
determined  by the CDPUC  pursuant  to Section 20 of the Act under which UI will offer service to its retail customers beginning January 1, 2000, and terminating on January 1, 2004.


         "UI Tariff" means UI's Open Access Transmission Tariff, as amended from
          ---------
time to time,  on file at the  FERC and in  effect  at the  time the  action  in question is taken.

         "Wholesale  Transition Service" means wholesale firm,  all-requirements
          -----------------------------
electric  service  (i.e.,  capacity,  energy and ancillary  services  including,
                    ---
without limitation: installed capability, operable capability, energy, 10-minute spinning reserve,  10-minute non-spinning reserve,  30-minute operating reserve,

automatic  generation  control and  associated  losses  necessary to fulfill all

NEPOOL and ISO  obligations)  required  by the  Company to meet the needs of its retail  customers  taking Retail  Service  prior to January 1, 2000,  and taking

Standard  Offer  Service from January 1, through June 30, 2000, in excess of the amount of Retail  Service  and  Standard  Offer  Service to be  supplied  by the

Company from its Retained Assets or by other means.  Supplier,  as a supplier of

Wholesale  Transition Service,  shall, subject to the provisions of the Restated

NEPOOL Agreement, NEPOOL Tariff and related ISO requirements, be responsible for all ongoing  requirements  and associated  costs for all the  generation-related requirements  and products  defined in the  Restated  NEPOOL  Agreement,  NEPOOL

Tariff  and  related   ISO   requirements   and  for  such   future   additional

generation-related  requirements  and  products  associated  with the  Wholesale

Transition Service,  and associated costs resulting from changes in the Restated

NEPOOL Agreement,  the NEPOOL Tariff and related ISO requirements,  from time to time. To the extent that any NEPOOL,  ISO or any successor  entity's expenses or costs are allocated to wholesale or retail suppliers,  the portion of such costs associated with Supplier's supply of Wholesale  Transition  Service will also be the responsibility of Supplier.


ARTICLE 2.            Term
                      ----

         The term of this  Agreement  shall  commence at 12:01 a.m. on April 16,

1999, or such other date or time as is mutually agreed upon by the Parties,  and shall continue  thereafter until the hour ending 2400 Eastern Prevailing Time on

June 30, 2000.  Applicable provisions of this Agreement shall continue in effect after  termination of the Agreement to the extent necessary to provide for final

billings,   billing   adjustments,   confidentiality  of  records  and  payments

pertaining to
liability  and  indemnification  obligations  arising  from acts or events  that occurred while this Agreement was in effect.


ARTICLE 3.            Required Approvals and Conditions Precedent
                      -------------------------------------------

     The  commencement  of the Parties'  obligations  under this  Agreement  are subject to the receipt of all federal,  state or local  regulatory  approvals or permits necessary for the sale and purchase of the Wholesale  Transition Service to enable the Company to provide the Retail  Service or Standard  Offer  Service and to enable  Supplier to provide  Wholesale  Transition  Service  contemplated under this  Agreement,  including,  without  limitation,  the  approval  of this

Agreement  by the FERC and the  CDPUC,  all such  approvals  to be final  and no longer subject to rehearing,  reconsideration or appeal; provided, however, that

Supplier's continuing  obligations hereunder shall not be subject to the receipt of any  regulatory  approvals  or permits  necessary  for the  operation  of any electric  generating  facility.  Each  Party  shall use  reasonable,  good faith efforts to acquire all  regulatory  approvals or permits and to assist the other

Party in acquiring such  approvals or permits,  including,  without  limitation,

FERC  approval  of this  Agreement,  prior to the  Closing  Date and to maintain thereafter such regulatory approvals or permits.


ARTICLE 4.            Obligations and Responsibilities.
                      --------------------------------

         4.1          Purchase and Sale.
                      -----------------


         Supplier shall sell and deliver  Wholesale  Transition  Service and the

Company shall purchase and receive that service at the Delivery Point(s).

         4.2          Supplier's Obligation Unconditional.
                      -----------------------------------

         Supplier's   obligation   hereunder  to  sell  and  deliver   Wholesale

Transition  Service to the Company shall be unconditional  except for reasons of

Force  Majeure  and  shall  not be  conditioned  upon  the  availability  of any particular  electric  generating  facilities,  whether  owned by the Supplier or third parties, and the Supplier's  obligations hereunder shall not be excused by the unavailability of any such particular  generating facilities for any reason.

Supplier is  responsible  for  deliveries  of  Wholesale  Transition  Service to accommodate  changes in customer  demand for Retail  Service and Standard  Offer

Service for any reason,  including,  but not limited to, seasonal factors, daily

load  fluctuations,   increased  or  decreased  usage,   demand-side  management

activities, extreme weather and other similar events.


         4.3          Retained Assets Requirements.
                      ----------------------------

         During the Term of this  Agreement,  Supplier shall have the obligation to provide the Company's Retained Assets Requirements at no cost to the Company.


         4.4          Supplier Responsibilities
                      -------------------------

         Supplier  shall be a member in good  standing of NEPOOL and maintain an own-load dispatch or settlement account established in accordance with the rules and criteria  established by the ISO throughout the term of this  Agreement.  In addition,  Supplier  must  satisfy any  applicable  registration  and  licensing requirements,  as the  case  may  be,  required  by  Connecticut  law  or  CDPUC regulations.

         4.5          Company's Responsibilities.
                      --------------------------

         Company's  obligation  hereunder  to  purchase  and  receive  Wholesale transition  Service  from Seller  shall be  unconditional  except for reasons of

Force Majeure.


         The Company shall operate its respective  transmission and distribution systems in accordance with Good Utility Practices and in a manner which does not discriminate  against Supplier's  deliveries of Wholesale  Transition Service in favor of any party or entity.


ARTICLE 5.            Price
                      -----

         For  each  kilowatt  hour of  Delivered  Energy  in each  month  during calendar year 1999,  as  determined  in  accordance  with Article 6, the Company shall pay the Supplier 4.2 cents.  For each kilowatt hour of Delivered Energy in each month during  calendar year 2000, as determined in accordance  with Article

6, the Company  shall pay the Supplier 3.4 cents.  For the quantity of Delivered

Energy in each month,  as determined  in accordance  with Article 6, the Company shall  make an  additional  payment  to the  Supplier  equal  to  said  quantity multiplied by 0.054 multiplied by 3.0 cents.


ARTICLE 6.            Delivery of Electricity
                      -----------------------


         6.1          Delivery
                      --------

     All electric energy associated with Wholesale  Transition  Service shall be delivered  to the Company in the form of  three-phase,  sixty-hertz  alternating current at the Delivery  Point(s).  Title to the  electric  energy and any other associated  services provided under Wholesale  Transition  Service shall pass to the Company at the Delivery  Point(s),  and  Supplier  shall incur no expense or risk beyond the Delivery  Point(s) other than as provided for in this Article 6.

If the NEPOOL control area experiences congestion,  Supplier will be responsible for
any congestion costs incurred by the Company in delivering  Wholesale Transition

Service  across the  NEPOOL  Transmission  System to the  extent  such costs are imposed by NEPOOL or the ISO on the Company.  The Company may deduct  congestion costs from  amounts the  Company  owes  Supplier  pursuant to Article 5 and this

Article 6. Supplier shall be responsible for all  transmission  and distribution costs associated with the use of transmission  systems outside of NEPOOL and for any charges for local transmission  service and for distribution service outside of the  Company's  service  territory  needed to  deliver  Wholesale  Transition

Service to the Delivery Points.


         6.2          Losses.
                      ------

         Supplier shall be responsible  for all  transmission  and  distribution losses  incurred in  delivering  electric  energy to the meters of the Company's customers  receiving  Retail Service or Standard  Offer Service.  Supplier shall provide any additional amounts of Wholesale Transition Service to the Company at the Delivery  Point(s)  necessary to compensate for such losses at no additional cost to the Company.  The quantities required for this purpose in each hour of a billing period shall be determined in accordance with NEPOOL's and the Company's established and customary procedures for loss determination.


         6.3          Determination and Reporting of Hourly Loads.
                      --------------------------------------------


         (a) To meet NEPOOL  obligations,  the Retail  Service or Standard Offer

Service  loads for which  Supplier is  providing  Wholesale  Transition  Service pursuant to this Agreement,  including losses, must be reported to NEPOOL or the

ISO. To  accomplish  this,  the Company will  estimate  its total hourly  Retail

Service  or  Standard  Offer  Service  load  based upon  average  load  profiles developed  for each  customer  class,  actual  metered data as available and the

Company's actual total hourly load. Appendix A, attached hereto and incorporated herein by reference,  provides a general  description of the estimation  process that the Company will initially employ

(the  "Estimation  Process").  The  Company  reserves  the right to  modify  the

Estimation  Process in the future,  provided that any such modification shall be designed to improve  the  accuracy of its  results.  The Company  will report to

NEPOOL or the ISO,  on behalf of  Supplier,  the  portion  of Retail  Service or

Standard Offer Service provided by Supplier.


         (b) The  Company  will  report to NEPOOL or the ISO the  portion of the hourly adjusted Retail Service or Standard Offer Service provided by Supplier by

12:00 noon of the second following Business Day, or at such other time as may be required by the ISO or NEPOOL.


         (c) Within ten business  days after the end of each month,  the Company shall  aggregate  the portion of the hourly  Retail  Service or  Standard  Offer

Service  provided  by  Supplier  for the  previous  month as  determined  by the

Estimation  Process.  For  purposes  of  Article  5,  above,  the  result of the

Estimation  Process  will be  deemed  to be the  quantity  of  Delivered  Energy associated with Wholesale Transition Service delivered by Supplier to the in the applicable month.


         (d) To refine  the  estimates  of the  portion  of the  monthly  Retail

Service or Standard Offer Service provided by Supplier  developed by the Company using the Estimation  Process,  a monthly  calculation  will be performed by the company to  reconcile  the original  estimate of  Supplier's  Retail  Service or

Standard Offer Service with actual customer usage based on meter  readings.  The

Company  will  apply any  resulting  billing  adjustment  (debit or  credit)  to

Supplier's  account no later than the last day of the third month  following the billing month.

ARTICLE 7.            Billing and Payments
                      --------------------

         Until reconciled with actual metered data,  computations by the Company of the  charges  for the  purposes  of  billings  hereunder  shall  be  based on estimates of Supplier's  Delivered  Energy in accordance  with Article 6 and the

Price in  accordance  with  Article 5. The Company  shall  calculate  the amount payable  by the  Company  to the  Supplier  for a given  month and  provide  the calculation  in the form of a statement  to supplier on or before the  twentieth

(20th) day of the following month.  The calculation  shall show the total amount due and payable  for the  previous  month.  Each  statement  shall be subject to adjustment for any errors in arithmetic computation, estimating,  reconciliation or otherwise only to the extent allowed by the terms of this Article 7.


         On or before the last day of each month ("Due Date"), the Company shall pay  Supplier  any  amounts due and payable  for  Delivered  Energy  provided by

Supplier in the previous month by wire transfer in immediately  available funds.

Any amount  remaining unpaid after the Due Date shall bear interest at the Prime

Rate then in effect at the main office of

                                           or such other lending institution as

agreed to by the Company and Supplier,  from the Due Date to the date of payment by the Company.


         If Supplier  disputes the amount set forth in any statement or payment,

Supplier shall provide written notice itemizing the basis for its dispute to the

Company  within  fifteen  (15)  days  after the Due Date.  Billing  and  payment disputes  shall be handled in  accordance  with the  provisions of Article 15 of this Agreement.  Upon final resolution of the dispute, payment of any amount due to a Party under the terms of the  resolution  shall be made within  thirty (30)

days of the date of the final resolution,  together with interest from and after the original Due Date at the rate specified in this Article.

         The Company shall make  retroactive  adjustments to any statement for a period of up to twelve (12) months from the date of the  original  statement  in order to reflect  differences  in  charges  resulting  from the  receipt of more accurate  data.  Supplier may dispute such  adjustment in writing  within thirty

(30) days of receipt of the proposed  adjustment  and any such dispute  shall be handled in accordance with the provisions of Article 15 of this Agreement.


         The Price set forth in Article 5 shall  include full  reimbursement  to

Supplier,  and Supplier  shall be liable for and shall pay, or cause to be paid,

all taxes, fees and levies in effect on the Closing Date or thereafter which may be assessed by any governmental entity upon the Wholesale Transition Service and upon the Retained  Assets  Requirements  prior to delivery to the Company at the

Delivery  Point(s).  If the Company is required to remit such tax, the amount of such tax may be deducted  from sums  otherwise due to Supplier.  Supplier  shall indemnify,  defend and hold the Company  harmless from claims for such taxes. To the extent  such  taxes,  fees and  levies are  assessed  against  the  Company,

Supplier  shall  reimburse  the  Company  therefor  within 5 business  days of a written  presentation  by the Company to Supplier of evidence of the  incurrence payment by Company and amount thereof. The Price does not include  reimbursement for,  and the Company  shall be liable for and shall pay,  cause to be paid,  or reimburse Supplier if Supplier has paid for, all taxes, fees and levies upon the

Retained Assets  Requirements and upon the Wholesale  Transition  Service at and after delivery to the Company at the Delivery Point(s) within 5 business days of a written  presentation  by Supplier  to Company of evidence of the  incurrence,

payment by Supplier,  and amount thereof.  Each Party,  upon written request and where  available,  shall  provide the other with a  certificate  of exemption or other  reasonably  satisfactory  evidence of exemption if either Party is exempt from  taxes,  and shall use  reasonable  efforts  to obtain and  cooperate  with obtaining  any  exemption  from or  reduction  of any tax.  Each Party shall use reasonable  efforts to administer this Agreement and implement its provisions in accordance with the intent to minimize the imposition of taxes, fees and levies.

For any new taxes,  fees and levies  assessed with respect to services  provided under this  Agreement by Supplier  after the Closing

Date, regardless of where assessed, the Company will fully support and pursue in good faith the recovery of such new tax,  fee and levy imposed on Supplier  from the Company's Retail Service or Standard Offer Service customers.  To the extent the  Company  is allowed to  recover  such new taxes,  fees and levies  from its

Retail Service or Standard Offer Service customers,  the Company shall reimburse

Supplier for such taxes, fees and levies paid by Supplier.


ARTICLE 8.            Security Guaranty
                      -----------------

At the time this  Agreement is made and entered into,  Supplier shall enter into an  operational  security  guaranty  (the  "Security  Guaranty")  with  UI in an aggregate  amount equal to [$5 Million  Dollars  ($5,000,000)]  to ensure timely performance by Supplier of its obligation to provide Delivered Energy under this

Agreement.  Such  Security  Guaranty  requirement  shall  be met by a  corporate guaranty from Wisvest Corporation.


ARTICLE 9.            Termination
                      -----------

         The Company may terminate this Agreement, if:


         1.           The Company is prevented by any governmental or regulatory agency of  competent  jurisdiction  from  recovering  from customers  taking Retail Service or Standard Offer Service the cost of the Wholesale  Transaction Service provided by

                      Supplier.


         2.           Any  governmental or regulatory  agency with  jurisdiction over the Company  orders,  implements,  requires or causes what the Company determines to be a material  modification or amendment of Retail Service or Standard Offer Service.


         The Supplier may terminate this Agreement, if

          1.    Any  governmental or regulatory  agency with  jurisdiction  over the Supplier orders, implements,  requires or causes what the Supplier determines  to be a material  modification  or  amendment of Wholesale transition Service.


ARTICLE 10.           Force Majeure
                      -------------

         10.1         Performance Excused by Force Majeure
                      ------------------------------------

         Except as  otherwise  expressly  limited  by other  provisions  of this

Agreement,  and subject to the  provisions of Section 10.2,  below,  the Parties shall be excused from  performing  their  respective  obligations  hereunder and shall not be liable in damages or otherwise for any such failure to perform,  to the extent,  but only to the extent,  that such  performance  is  prevented by a

"Force Majeure," as that term is defined in Article 1 of this Agreement.


         10.2         Obligation To Diligently Cure Force Majeure
                      -------------------------------------------

         If any  Party  shall  rely  on the  occurrence  of a Force  Majeure  as described in Section 10.1, as a basis for being excused from  performance of its obligations  under this  Agreement,  then the Party relying on the Force Majeure shall:


         (a) provide  written notice to the other Party promptly but in no event later than five (5) days after the  occurrence of the Force  Majeure,  including the nature,  cause and date of the  commencement of the Force Majeure and giving an estimation of its expected scope and duration and the probable  impact on the performance of the affected Party's obligations hereunder under this Agreement;

     (b) exercise all reasonable  efforts to continue to perform its obligations under this Agreement;


     (c)  expeditiously  take  reasonable  action to  correct  or cure the Force

Majeure  or the  conditions  caused  thereby  giving  rise  to its  excuse  from performance; provided that settlement of strikes or other labor disputes will be within  the sole  discretion  of the  Party  affected  by such  strike  or labor dispute;


     (d) exercise  all  reasonable  efforts to mitigate or limit  damages to the other Party; and


     (e) provide  prompt notice to the other Party of the cessation of the Force

Majeure  or the  conditions  caused  thereby  giving  rise  to its  excuse  from performance.


ARTICLE 11.           Assignment
                      ----------

         No assignment, pledge or transfer of this Agreement or a Party's rights or obligations  under this  Agreement  shall be made by either Party without the prior  written  consent  of the other  Party,  which  shall not be  unreasonably withheld, except that no prior written consent shall be required for assignment,

pledge or other transfer to another  company in the same holding  company system as the  assignor,  pledgor or  transferor,  provided  the  assignee,  pledgee or transferee expressly assumes and demonstrates, to the reasonable satisfaction of the  non-assigning  Party,  that it can meet the  obligations  of the  assignor,

pledgor or transferor under this Agreement.

ARTICLE 12.           Successors and Assigns
                      ----------------------

         This Agreement  shall be binding upon and shall inure to the benefit of the Parties and their successors and assignees.


ARTICLE 13.           Default and Termination:
                      -----------------------

        13.1          Events of Default:
                      -----------------

         (a)          The Company shall be deemed to be in default hereunder if:


                      (i)  any representation or warranty made by it hereunder

shall be false  in any  material  respect  at any time  during  the term of this

Agreement,  or it shall fail in any material respect to comply with,  observe or perform any covenant to be performed by it hereunder (unless such failure is due to Force Majeure or is the result of Supplier's  negligent or willful failure to perform its obligations hereunder),  and such failure is not remedied within the

Cure Period (as defined  below);  or, if such failure cannot be cured within the

Cure Period,  such further period as shall reasonably be required to effect such cure, so long as the Company  initiates actions to effect a cure during the Cure

Period and at all times thereafter  proceeds diligently to complete such cure as quickly as possible.  For purposes hereof, the Cure Period shall mean forty-five

(45) days following  written notice from the Supplier to the Company  specifying the  nature of the  default  in the  Company's  performance  of its  obligations hereunder;


                      (ii) a custodian,  receiver, liquidator or trustee for the

Company is appointed or takes  possession  and such  appointment  or  possession remains  uncontested  or in effect for more than sixty (60) days; or the Company makes an  assignment  for the  benefit of  creditors  or admits in  writing  its inability  to pay its  debts  as they  mature;  or the  Company  is  adjudicated bankrupt  or  insolvent;  or an order for  relief is entered  under the  Federal

Bankruptcy Code against the

Company;  or any material  property of the Company is sequestered by court order and the order  remains in effect for more than sixty (60) days; or a petition is filed  against the Company  under any  bankruptcy,  insolvency,  reorganization,

arrangement,  readjustment  of  debt,  dissolution  or  liquidation  law  of any jurisdiction,  whether  now or  subsequently  in  effect,  and is not  stayed or dismissed  within sixty (60) days after filing;  or the Company files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy,

insolvency,  reorganization,  arrangement,  readjustment of debt, dissolution or liquidation law of any  jurisdiction,  whether now or subsequently in effect; or

the  Company  consents to the filing of any  petition  against it under any such law;  or the Company  consents  to the  appointment  or taking  possession  by a custodian,  receiver,  trustee or  liquidator  of the  Company  or any  material portion of its property.


         (b) Supplier shall be deemed to be in default hereunder if:


                      (i)  any representation or warranty made by it hereunder

shall be false  in any  material  respect  at any time  during  the term of this

Agreement,  or it shall fail in any material respect to comply with,  observe or perform any  covenant to be performed  by it under this  Agreement  (unless such failure is due to Force Majeure or is the result of the  Company's  negligent or willful  failure to perform  its  obligations  under  this  Agreement),  or such failure is not remedied within the Cure Period (as defined  below);  or, if such failure  cannot be cured  within the Cure Period,  such further  period as shall reasonably  be required to effect such cure,  so long as the Supplier  initiates actions to effect a cure  during  the  Supplier's  Cure  Period and at all times thereafter proceeds diligently to complete such cure as quickly as possible. For purposes  hereof,  the Supplier's  Cure Period shall mean  forty-five  (45) days following  written notice from the Company  specifying the nature of the default in the Supplier's performance of its obligations hereunder; or

                      (ii) a custodian,  receiver, liquidator or trustee for the

Supplier is appointed or takes  possession  and such  appointment  or possession remains  uncontested or in effect for more than sixty (60) days; or the Supplier makes an  assignment  for the  benefit of  creditors  or admits in  writing  its inability to pay its debts as they  mature;  or the  Supplier is  adjudicated  a bankrupt  or  insolvent;  or an order for  relief is entered  under the  Federal

Bankruptcy Code against the Supplier;  or any material  property of the Supplier is  sequestered  by court  order and the order  remains  in effect for more than sixty  (60)  days;  or a  petition  is filed  against  the  Supplier  under  any bankruptcy,  insolvency,  reorganization,  arrangement,  readjustment  of  debt,

dissolution or liquidation law of any jurisdiction,  whether now or subsequently in effect,  and is not stayed or dismissed  within sixty (60) days after filing;

or the Supplier files a petition in voluntary bankruptcy or seeking relief under any  provision  of  any  bankruptcy,  insolvency,  reorganization,  arrangement,

readjustment  of  debt,  dissolution  or  liquidation  law of any  jurisdiction,

whether now or subsequently in effect; or the Supplier consents to the filing of any  petition  against it under any such law;  or the  Supplier  consents to the appointment or taking possession by a custodian, receiver, trustee or liquidator of the Supplier or any material portion of its property.



         13.2         Remedies Upon Occurrence of a Default:
                      -------------------------------------

         (a) Upon the  occurrence  of a default  by the  Company  under  Section

13.1(a), the Supplier shall be entitled to terminate this Agreement,  subject to

Section  13.2(c),  and shall have such  additional  rights as are  specified  in

Section 13.2(c).


         (b) Upon the occurrence of a default by Supplier under Section 13.1(b),

the Company shall be entitled to terminate  this  Agreement,  subject to Section

13.2(c),  and shall  have such  additional  rights as are  specified  in Section

13.2(c).

         (c) (1) Any termination  arising out of the exercise of the termination rights  specified  in Sections  13.2 (a) and (b) may not take effect  unless and until an arbitrator, pursuant to Article 15, has made a ruling that the exercise of such  termination  right was valid.  The fact that one Party alleged to be in material breach of this Agreement complies with the request of the other to cure an alleged  material  breach shall not be  considered  by the  arbitrator  as an admission  against  the  Party or  evidence  that  such  Party was or was not in material breach.


             (2) Nothing in this  Section  13.2 shall be  construed  to limit the right of any Party to seek any  remedies  for a breach by the other Party of its obligations  hereunder,  whether or not such breach results in a termination of this  Agreement  under this  Section  13.2 and  whether or not such breach is cured  within the  Company's  Cure  Period  with  respect to the  Company or the

Supplier's Cure Period with respect to the Supplier, or during any period during which the non-  breaching  party  elects not to exercise  its right to terminate this  Agreement.  In  particular,  each  Party  shall  have the  right to seek a specific performance of any of the obligations of the other Party hereunder. The provisions of this Article 13 are intended  only to provide the process  through which  one  Party may  exercise  and  effectuate  its  right to  terminate  this

Agreement on the ground of material breach and default of this Agreement.


ARTICLE 14.           Indemnification, Limitation of Damages and Liability
                      ----------------------------------------------------


         14.1         Indemnification by Supplier
                      ---------------------------

         Subject to the limitations of Section 14.4,  Supplier shall  indemnify,

defend and hold  harmless  the Company and their  officers,  directors,  agents,

employees  and  affiliates  from  and  against  any  and  all  claims,  demands,

liabilities   (including   reasonable   attorneys'  fees),   judgments,   fines,

settlements  and  other  amounts  ("Damages")  arising  from any and all  civil,

criminal, administrative or investigative proceedings ("Actions") relating to or arising out of:

         (a) Any material  failure of Supplier to observe or perform any term or provision of this  Agreement  which it is  Supplier's  obligation  to observe or perform; and


         (b) Any  failure of any  representation  or  warranty  made by Supplier herein to be true in any material respect.


         14.2         Indemnification by the Company:
                      ------------------------------

         Subject  to  the   limitations  of  Section  14.4,  the  Company  shall

indemnify, defend and hold harmless Supplier, its officers,  directors,  agents,

employees and  affiliates  from an against any and all Damages  arising from any and all Actions relating to or arising out of:


         (a) Any material  failure of the Company to observe or perform any term or provision of this Agreement  which it is the Company's  obligation to observe or perform; and


         (b) Any failure of any  representation  or warranty made by the Company herein to be true in any material respect.


         14.3         Indemnification Procedures
                      --------------------------

         If any Party intends to seek indemnification under this Article 14 from the other  Party with  respect  to any  Damages or  Actions,  the Party  seeking indemnification  shall  give the other  Party  notice of such  Damages or Action within fifteen (15) days of the  commencement  of, or actual  knowledge of, such

Damages or Action. Such party seeking  indemnification  shall have the right, at its sole cost and expense,  to participate in the defense of any such Damages or

Action.  The
party seeking indemnification shall not compromise or settle any such Damages or

Action without the prior consent of the other party,  which consent shall not be unreasonably withheld.


         14.4       Limitation of Consequential, Incidental and Indirect Damages
                    ------------------------------------------------------------

         To the  fullest  extent  permissible  by law,  neither  the Company nor

Supplier, nor their respective officers, directors, agents, employees, parent or

Affiliates,  successors or assigns,  or their  respective  officers,  directors,

agents or employees,  successors or assigns,  shall be liable to the other Party or its parent, subsidiaries, Affiliates, officers, directors, agents, employees,

successors  or  assigns,  for  claims,  suits,  actions  or causes or action for incidental,  indirect,  special,  punitive,  multiple or  consequential  damages

(including attorneys' fees or litigation costs) connected with or resulting from performance or  non-performance  of the Agreement,  or any actions undertaken in connection with or related to this Agreement,  including without  limitation any such damages which are based upon causes of action for breach of contract,  tort

(including  negligence  and  misrepresentation),   breach  of  warranty,  strict

liability,  statute,  operation  of law, or any other  theory of  recovery.  The provisions  of this  Section  14.4  shall  apply  regardless  of fault and shall survive termination,  cancellation, suspension, completion or expiration of this

Agreement.


         14.5         Scope of Liability for Load Estimating Errors
                      ---------------------------------------------

         The  process of  estimation  of the  portion of the Retail  Service and

Standard Offer Service provided by Supplier may involve statistical calculations and estimating  errors.  The Company shall not be responsible for any estimating errors and shall not be liable to  Supplier  for any costs  that are  associated with such  estimating  errors  to the  extent  that the  Company  performs  load estimation in accordance with its applicable Estimation Process, approved by the

CDPUC and in effect from time to time.

         14.6         Liability for Direct Damages.
                      ----------------------------

                      Notwithstanding the provisions of this Article 14 and

Section 14.4 limiting  damages,  and subject to the duty to mitigate  damages as provided under common law damages recovery,  both the Company and Supplier shall be entitled to recover their actual,  direct damages (i) incurred as a result of the other Party's breach of this Agreement,  or (ii) incurred as a result of any other claim arising out of any action  undertaken in connection  with or related to this  Agreement.  For purposes of avoiding any disputes  about the difference between direct damages and consequential damages, the Parties agree as follows:


         (a) Unless excused by Force Majeure or the Company's failure to receive the Wholesale Transition Service, if Suppler fails to deliver all or part of the required Wholesale  Transition  Service,  Supplier shall pay the Company, on the date payment would otherwise be due to Supplier,  an amount equal to the product of (i) any deficiency in the energy  component of Wholesale  Transition  Service delivered and (ii) the positive difference,  if any, obtained by subtracting the per unit Price from the per unit Replacement  Price.  "Replacement  Price" means the price at which the  Company,  acting in a  commercially  reasonable  manner,

purchases substitute or replacement electric energy and generation  requirements or products for the Wholesale Transition Service not delivered by Supplier, plus any additional  transportation  and handling  charges incurred by the Company to the Delivery Point(s), less any costs the Company avoids as a consequence of the failure to perform.


         (b) The  Company  shall be  entitled  to recover  direct  damages for a breach of this  Agreement,  subject to an obligation to mitigate such damages to the extent practicable. Such direct damages are limited to the amounts due under

Section  14.6(a) and  reasonable  additional  administrative  and legal expenses incurred as a result of Supplier's failure to perform under this Agreement.

         (c) Supplier  shall be entitled to recover  direct damages for a breach of this  Agreement,  subject to an  obligation  to mitigate  such damages to the extent  practicable.  Such direct  damages are limited to reasonable  additional administrative and legal expenses and the negative difference,  if any, obtained by  subtracting  the per unit Price from the per unit Sale Price  incurred  as a result of the  Company's  failure to perform  hereunder.  "Sale Price" means the price at which the Supplier,  acting in a commercially  reasonable manner, sells available  electric  energy and  generation  requirements  or  products  for the

Wholesale Transition Service not delivered to Company.


ARTICLE 15.           Resolution of Disputes
                      ----------------------

         15.1         Administrative Committee Procedure
                      ----------------------------------

         Any and all disputes,  disagreements  or  differences  pertaining to or arising out of this Agreement,  including whether a dispute or matter is subject to the dispute  resolution  procedures  set forth in this  Article 15,  shall be referred to  representatives  of each Party, who shall attempt to timely resolve the disagreement.  If such  representatives  can resolve the disagreement,  such resolution  shall be  reported  in  writing  to and  shall be  binding  upon the

Parties.  If a party fails to appoint a  representative  within ten (10) days of

written   notice  of  the   existence  of  a   disagreement,   or  the  Parties'

representatives  cannot resolve the  disagreement  within thirty (30) days, then the matter shall proceed to arbitration as provided in Section 15.2.


         15.2         Arbitration
                      -----------

         If  pursuant  to Section  15.1,  the  Parties are unable to resolve any dispute,  disagreement  or  difference  pertaining  to or  arising  out of  this

Agreement, including any disagreement regarding whether a dispute or other matter is subject to the dispute resolution procedures set forth in this Article 14, such  disagreement  shall be settled by arbitration and any award issued pursuant to such arbitration may be enforced in any court of competent  jurisdiction.  Either Party may commence  arbitration by serving written notice thereof on the other Party,  which notice shall designate the issue(s) to be arbitrated,  the specific  provisions of this Agreement under which such issues arose, such Party's proposed resolution of such issue(s),  and the Party's arbitrator. Such arbitration will be held in New Haven, Connecticut,

and, except as otherwise provided herein,  shall be conducted in accordance with the provisions of the commercial  arbitration rules of the American  Arbitration

Association  ("AAA")  in effect on the date of such  notice,  in the  absence of contrary agreement by the Parties and as specifically modified herein.


         If a Party requests  arbitration  pursuant to the preceding  paragraph,

the other Party shall  designate its arbitrator  within fifteen (15) days. If no arbitrator has been selected and designated within fifteen (15) days of the date of  notice,  then an  arbitrator  shall  be  selected  in  accordance  with  the commercial arbitration rules of the AAA. The two arbitrators so designated shall designate a third arbitrator within ten (10) days thereafter.  In the event that the two arbitrators so designated  cannot agree upon a third  arbitrator  within such second 10-day period,  the third arbitrator shall be selected in accordance with the commercial arbitration rules of the AAA.


         The three  arbitrators  so designated  shall  conduct a hearing  within thirty (30) days of completion of their selection,  and within fifteen (15) days thereafter  (unless such time is extended by  agreement  of the  Parties)  shall notify the Parties to this Agreement of their  decision in writing,  stating the reasons therefor and separately  listing their findings of fact,  conclusions of law and  order.  The  arbitrators  shall  be  bound  by the  provisions  of this

Agreement,  where applicable, and shall have no power to amend, modify or add to this Agreement in any manner. All factual determinations made by the arbitrators shall be  conclusive  and  binding on the  Parties  and not  subject to judicial review.  Any  conclusions  of law made by the  arbitrators  shall be  subject to review in any court of competent  jurisdiction  within the State of Connecticut;

provided,  however,
that the order issued by the arbitrators  shall be effective  unless and until a stay  thereof  is issued by the  arbitrators  or by such  court,  or such  court suspends the effectiveness of such order;  provided further,  however,  that any decisions of the arbitrators  that affect matters subject to the jurisdiction of

FERC  pursuant to Section  205 of the  Federal  Power Act must be filed with and accepted  for  filing  by the  Commission,  and a Party  affected  by a  binding arbitration  decision  may  request  that the  Commission  vacate or modify  the judgment  based upon a finding  that the judgment is contrary to the statutes or regulations administered by the Commission.


         15.3  Confidentiality.  The  existence,  contents  or  results  of  any
               ---------------
arbitration  hereunder may not be disclosed without the prior written consent of both Parties;  provided,  however,  either Party may make  disclosures as may be necessary to fulfill  regulatory  obligations  to any  regulatory  bodies having jurisdiction,  and may inform their lenders, affiliates,  auditors and insurers,

as necessary,  under pledge of  confidentiality  and can consult with experts as required in connection with the arbitration under pledge of confidentiality.  If any Party seeks  preliminary  injunctive  relief from any court to preserve  the status quo or avoid  irreparable  harm  pending  mediation or  arbitration,  the

Parties agree to use best efforts to keep the court proceedings  confidential to the maximum extent permitted by law.


         15.4         FERC Jurisdiction Over Certain Disputes.
                      ---------------------------------------

                      15.4.1 Nothing in this Agreement shall preclude, or be

construed  to preclude,  any Party from filing a petition or complaint  with the

FERC with respect to any arbitrable claim over which the FERC has  jurisdiction.

In such  case,  the  other  Party  may  request  that the FERC  reject  or waive jurisdiction. If the FERC rejects or waives jurisdiction, with respect to all or a portion of the claim,  the  portion of the claim not so  accepted  by the FERC shall be resolved  through  arbitration,  as provided in this Agreement.  To the extent  that the FERC  asserts  or  accepts  jurisdiction  over the  claim,  the decision,  finding  of fact or  order of the FERC  shall be final  and  binding,

subject to judicial review under the Federal Power Act, and any arbitration proceedings that may have commenced prior to the assertion or acceptance of jurisdiction  by the FERC  shall be  stayed,  pending  the  outcome  of the FERC proceedings.


                      15.4.2 The  arbitration  panels shall have no authority to modify,  and shall be  conclusively  bound by, any decision,  finding of fact or order of the FERC.  However,  to the extent that a decision,  finding of fact or order of the FERC  does not  provide  a final or  complete  remedy  to the Party seeking relief,  such Party may proceed to arbitration  under this Article 15 to secure such remedy, subject to the FERC decision, finding or order.


         15.5 Preliminary  Injunctive  Relief.  Nothing in this Article 15 shall
              -------------------------------
preclude, or be construed to preclude,  the resort by either Party to a court of competent  jurisdiction  solely for the  purposes  of  securing a  temporary  or preliminary  injunction  to preserve  the status quo or avoid  irreparable  harm pending arbitration pursuant to this Article 15.


         15.6         Expense
                      -------

         The  expense of  arbitration  shall be borne  equally by both  parties,

unless the arbitrators determine that a different allocation is warranted by the facts and circumstances.


ARTICLE 16.           Interpretation
                      --------------

         The  interpretation  and  performance  of this  Agreement  shall  be in accordance  with and shall be controlled by the laws of the State of Connecticut without regard to Connecticut conflict of law principles.

ARTICLE 17.           Severability
                      ------------

         If any provision of this  Agreement  shall be held invalid,  illegal or unenforceable,  the  validity,  legality  and  enforceability  of the  remaining provisions shall in no way be affected or impaired thereby.


ARTICLE 18.           Auditing of Accounts and Records
                      --------------------------------

         Within two (2) years following a calendar year,  during normal business hours,  Supplier and Company shall have the right to audit each other's accounts and records  pertaining to transactions under this Agreement during the calendar year at the offices  where such  accounts and records are  maintained;  provided that appropriate notice shall be given prior to any audit, and provided that the audit shall be limited to those  portions  of such  accounts  and  records  that relate to services  provided to the other  Party under this  Agreement  for said calendar  year.  The Party  being  audited  will be entitled to review the audit report and any  supporting  materials.  To the extent that  audited  information includes  confidential  information,  the  auditing  Party  shall  designate  an independent auditor to perform such audit.


ARTICLE 19:           Regulation
                      ----------

         (a) This Agreement and all rights,  obligations and performances of the

Parties hereunder,  are subject to all applicable state and federal laws, and to all duly  promulgated  orders and other duly authorized  actions of governmental authority  having  jurisdiction;  provided,  however,  that Supplier and Company agree that neither Party will seek to change or amend this  Agreement in any way through making application to the FERC under Sections 205 and 206 of the Federal

Power  Act,  and that this  Agreement  shall not be  subject  to change  through unilateral application by either Party under Sections 205 and 206 of the Federal

Power Act.

         (b) This  Agreement  must comply with all NEPOOL  rules,  criteria  and standards  applicable now or in the future  ("Rule(s)").  If, during the term of this  Agreement,  the Restated  NEPOOL  Agreement is  terminated or amended in a manner that would  eliminate  or  materially  alter a Rule  affecting a right or obligation of a Party  hereunder;  or if such a Rule is eliminated or materially altered by NEPOOL or the ISO, the Parties agree to negotiate in good faith in an attempt  to amend  this  Agreement  to  incorporate  such  changes  as they deem necessary to reflect the  elimination  or alteration of such Rule. The intent of the Parties is that any such  amendment  reflect,  as closely as  possible,  the intent and  substance of the Rule being  replaced as was in effect prior to such termination  or amendment of the Restated  NEPOOL  Agreement or  elimination  or alteration of the Rule. If the Parties are unable to reach  agreement on such an amendment, the Parties agree to submit the matter to arbitration under the terms of  Article  15 of  this  Agreement,  and to  seek a  resolution  of the  matter consistent with the above stated intent.


ARTICLE 20.           Notices
                      -------

         Any  notice,  demand  or  request  permitted  or  required  under  this

Agreement  shall be  delivered in person or mailed by  certified  mail,  postage prepaid,  return receipt requested or otherwise confirmed receipt, to a Party at the applicable address set forth below:


                           To Supplier:
                           -----------

                           Derek Price

                           Wisvest-Connecticut, LLC

                           157 Chruch Street

                           New Haven, CT 06510

                           To Company:
                           ----------

                           Anthony J. Vallillo

                           Group Vice President - Client Services

                           The United Illuminating Company

                           157 Church Street

                           New Haven, CT  06506


         Such  addresses  may be changed from time to time by written  notice by either Party to the other Party.


ARTICLE 21.           Miscellaneous
                      -------------

         (a) Each Party  shall  prepare,  execute and deliver to the other Party any documents reasonably required to implement any provision of this Agreement.


         (b) Each Party  represents  to the other Party that this  Agreement and such Party's  performance  thereof are within the corporate powers of such Party and have been duly  authorized  by proper  corporate  action on the part of such

Party.


         (c) Any number of  counterparts  to this  Agreement may be executed and each shall have the same force and effect as the original.


         (d) This Agreement shall  constitute the entire  understanding  between the Parties and shall  supersede  all prior  correspondence  and  understandings pertaining to the subject matter of this Agreement.


         (e) Failure of either Party to enforce any provision of this  Agreement or to require  performance  by the other Party of any of the  provisions  hereof shall not be construed as a waiver
of such provisions or affect the validity of this Agreement, any part hereof, or the right of either Party to thereafter enforce each and every provision.


        (f)           Article  and  Section   headings  used   throughout   this

               Agreement are for the convenience of the Parties only and are not to be construed as part of this Agreement.


         IN WITNESS WHEREOF, Supplier and the Company have caused this Agreement to be signed by their respective duly authorized  representatives as of the date first above written.


On Behalf of the Supplier             WISVEST CORPORATION, SOLE MEMBER OF
                                       WISVEST-CONNECTICUT, LLC



                                      By  /s/Francis Brzezinski
                                        ---------------------------------------
                                             Francis Brzezinski
                                             President




On Behalf of the Comapany             THE UNITED ILLUMINATING COMPANY



                                      By  /s/Robert L. Fiscus
                                        ---------------------------------------
                                             Robert L. Fiscus
                                        Vice Chairman of the Board of Directors
                                        And Chief  Financial Officer